2929 Seventh Street, Suite 100 Berkeley, CA 94710

Contact

Deborah A. Smeltzer

VP Operations & Chief Financial Officer

Phone: (510) 665-7222

Email: dsmeltzer@dynavax.com

DYNAVAX ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

Revenues Increase for Quarter, Per Share Net Loss Narrows

BERKELEY, Calif. - April 29, 2008 - Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the first quarter ended March 31, 2008.

As of March 31, 2008, Dynavax reported cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI) totaling $73.2 million. This compares to $88.2 million at December 31, 2007.

For the first quarter 2008, total revenues were $6.3 million, compared to $2.0 million reported for the first quarter in 2007. The increase in revenues for the first quarter reflects research and development funding from Merck & Co. Inc. for HEPLISAVTM, our hepatitis B vaccine product candidate. The reported revenues do not include collaboration funding from Symphony Dynamo Inc. (SDI) for cancer and HCV clinical activities. On a pro forma basis, including the collaboration funding from SDI, revenues were $7.8 million for the first quarter 2008, compared to $5.5 million for the first quarter 2007.

The company indicated that HEPLISAV had been placed on clinical hold by the U.S. Food & Drug Administration (FDA) prior to the close of the quarter, and is working with its commercialization partner Merck to respond in a timely manner.

For the first quarter 2008, total operating expenses were $19.9 million compared to $18.1 million for the first quarter 2007. The increase in operating expenses resulted primarily from overall organizational growth in the U.S. to support the Company's product pipeline and the expansion of our manufacturing capabilities in Europe related to potential commercialization of HEPLISAV. The operating expenses included non-cash charges for stock-based compensation and amortization of intangible assets. Excluding the non-cash charges, pro forma operating expenses were $19.0 million for the first quarter 2008 compared to $17.0 million for the first quarter 2007.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

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The net loss of $12.4 million, or $0.31 per share, reported for the first quarter 2008 was less than the net loss of $13.1 million, or $0.33 per share, for the same period in 2007. For the first quarter, the improvement in net loss reflected the increase in revenues, in particular, revenue associated with the Merck collaboration.

About Dynavax

Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR9 agonist-based products to treat and prevent infectious diseases, allergies, cancer, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Our product candidates include: HEPLISAV, a hepatitis B vaccine in Phase 3 partnered with Merck & Co., Inc.; TOLAMBATM, a ragweed allergy immunotherapy in Phase 2; a therapy for metastatic colorectal cancer in Phase 1; and a therapy for hepatitis B in Phase 1. Our preclinical asthma and COPD program is partnered with AstraZeneca. The NIH partially funds our preclinical work on a vaccine for influenza. SDI funds our colorectal cancer and hepatitis C therapeutic programs, and Deerfield Management has committed funding for our allergy programs. While Deerfield, NIH and SDI provide program support, Dynavax has retained rights to seek strategic partners for future development and commercialization. For more information, please visit http://www.dynavax.com.

Forward-looking Statements

This press release contains "forward-looking statements," including statements related to the clinical status of HEPLISAV, the timing of discussions with and responses to the FDA regarding the current clinical hold and whether or not further clinical development will be permitted. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including difficulties or delays in development, initiation and completion of clinical trials, the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; achieving our Merck collaborative agreement objectives and obtaining regulatory approval for HEPLISAV; the scope and validity of patent protection and the possibility of claims against us based on the patent rights of others; our ability to obtain additional financing to support our operations; and other risks detailed in the "Risk Factors" section of our Annual Report on Form 10-K. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

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DYNAVAX TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)
	Three Months Ended March 31,
	2008	2007
Revenues:
Collaboration revenue	$ 5,774	$ 747
Grant revenue	324	1,128
Service and license revenue	216	109
Total revenues	6,314	1,984

Operating expenses:
Research and development (2)	15,120	13,632
General and administrative (3)	4,571	4,180
Amortization of intangible assets	245	251
Total operating expenses (1)	19,936	18,063

Loss from operations	(13,622)	(16,079)

Interest and other income, net	971	1,001
Interest expense	(1,344)	(28)

Loss including noncontrolling interest in Symphony Dynamo, Inc.	(13,995)	(15,106)

Amount attributed to noncontrolling interest in Symphony Dynamo, Inc.	1,566	2,016

Net loss	$ (12,429)	$ (13,090)

Basic and diluted net loss per share	$ (0.31)	$ (0.33)
Shares used to compute basic and diluted net loss per share	39,785	39,727
  Total operating expenses excluding non-cash stock-based compensation charges were $19.3 million and $17.3 million for the first quarter ended March 31, 2008 and 2007, respectively.
  Research and development expenses included non-cash stock-based compensation charges of $0.2 million for both the first quarters ended March 31, 2008 and 2007.
  General and administrative expenses included non-cash stock-based compensation charges of $0.5 million and $0.6 million for the first quarter ended March 31, 2008 and 2007, respectively.

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DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES

(In thousands)

(Unaudited)
	Three Months Ended March 31,
	2008	2007

GAAP revenues	$ 6,314	$ 1,984
ADD: Collaboration funding incurred under SDI programs	1,531	3,496
Pro forma revenues (1)	$ 7,845	$ 5,480
  These pro forma amounts are intended to illustrate the Company's revenues to be inclusive of collaboration funding provided for the SDI programs. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company's consolidated statement of operations, but would have been reported as revenue if SDI's results of operations were not consolidated with those of the company. Management of the company believes the pro forma results are a more useful measure of the Company's revenues because it provides investors the ability to evaluate the Company's operations in the manner that management uses to assess the continued progress of programs funded under the SDI arrangement. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

  DYNAVAX TECHNOLOGIES CORPORATION

  RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

  (In thousands)

  (Unaudited)
	Three Months Ended March 31,
	2008	2007

GAAP operating expenses	$ 19,936	$18,063
LESS: Stock-based compensation expense	661	808
Amortization of intangible assets	245	251
Pro forma operating expenses (2)	$ 19,030	$ 17,004
  These pro forma amounts are intended to illustrate the Company's operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company's operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

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DYNAVAX TECHNOLOGIES CORPORATION

SELECTED BALANCE SHEET DATA

(In thousands)
	March 31,	December 31,
	2008	2007
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$ 73,161	$ 88,248
Property and equipment, net	10,268	7,314
Goodwill	2,312	2,312
Other intangible assets, net	2,994	3,239
Other assets	16,597	19,336
Total assets	$ 105,332	$ 120,449

Liabilities, noncontrolling interest and stockholders' equity
Current liabilities	$ 16,547	$ 19,904
Noncurrent portion of deferred revenue	40,127	40,792
Liability from Program Option exercised under the SDI collaboration	15,000	15,000
Other long-term liabilities	7,616	5,622
Noncontrolling interest in Symphony Dynamo, Inc.	6,775	8,341
Stockholders' equity	19,267	30,790
Total liabilities, noncontrolling interest and stockholders' equity	$ 105,332	$ 120,449
  These amounts include investments held by Symphony Dynamo, Inc. of $29.5 million and $31.6 million as of March 31, 2008 and December 31, 2007, respectively.